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                                                                   Exhibit 11.0

                            BTU INTERNATIONAL , INC.
        CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
             (Dollars in thousands, except share and per share data)

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                                                    FOR THE THREE MONTHS ENDED       FOR THE SIX MONTHS ENDED
                                                    --------------------------      --------------------------
                                                     June 28,        June 29,        June 28,        June 29,
                                                       1998            1997            1998            1997
--------------------------------------------------------------------------------------------------------------

Net income                                          $      480      $      303      $      606      $       27

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Net income applicable to common stockholders        $      480      $      303      $      606      $       27
==============================================================================================================

Weighted average number of shares outstanding:

      Basic Shares                                   7,153,569       7,280,739       7,214,396       7,280,336
      Effect of Dilutive Options                        57,945          26,070          71,644          25,078
--------------------------------------------------------------------------------------------------------------

      Diluted Shares                                 7,211,514       7,306,809       7,286,040       7,305,414
==============================================================================================================

Earnings per Share

      Basic                                         $     0.07      $     0.04      $     0.08      $     0.00

      Diluted                                       $     0.07      $     0.04      $     0.08      $     0.00
==============================================================================================================

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